Exhibit  23(d)(4)(a)(3)

                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                                    BETWEEN
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                              GARTMORE MUTUAL FUNDS
                         AND FUND ASSET MANAGEMENT, L.P.
                          EFFECTIVE DECEMBER 29, 1999
                            (as amended July 1, 2002)


Funds of the Trust                                  Advisory Fees
------------------                                  -------------

Nationwide S&P 500 Index Fund         0.04% on Subadviser Assets up to $200 million*
                                      0.02% on Subadviser Assets of $200 million or more*
                                      0.02% for Subadviser Assets of $1 billion or more*

                                      0.02% of average daily net assets**

Nationwide Small Cap Index Fund       0.07% of average daily net assets

Nationwide Mid Cap Market Index Fund  0.09% of average daily net assets

Nationwide International Index Fund   0.13% of average daily net assets*

                                      0.12% of average daily net assets**

Nationwide Bond Index Fund            0.09% of average daily net assets

---------------
*Effective July 1, 2002 until December 31, 2002.
**Effective January 1, 2003.



                                      TRUST
                                      Gartmore Mutual Funds


                                      By:  /s/ DINA TANTRA
                                           -------------------------
                                      Name:  Dina Tantra
                                      Title: Assistant Secretary

                                      ADVISER
                                      Gartmore Mutual Fund Capital Trust


                                      By:  /s/ KEVIN S. CROSSETT
                                           -------------------------
                                      Name:   Kevin S. Crossett

                                      Title:  V.P. - Associate General Counsel

                                      SUBADVISER
                                      Fund  Asset  Management,  L.P.


                                      By: /s/ DANIEL J. DART
                                           -------------------------
                                      Name:   Daniel J. Dart
                                      Title:  COO - Third Party Retail


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